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                                                                    EXHIBIT 99.3


                  CONSENT TO BE NAMED IN REGISTRATION STATEMENT

I, the undersigned, do hereby consent to being named in the Registration Statement on Form S-1, as well as any amendments thereto, that LightFirst Inc. files with the Securities and Exchange Commission in connection with its initial public offering.

Dated: As of August 6, 2004


                                                        /s/ John R. Rehayem
                                                        ------------------------
                                                        John R. Rehayem
                                                        Director Nominee